Alston & Bird LLP
755 Page Mill Road
Building C - Suite 200
Palo Alto, CA 94304-1005
650-838-2000

June 6, 2025

World Acceptance Corporation
104 S. Main Street
Greenville, South Carolina 29601

Ladies and Gentlemen:
Re:    Registration Statement on Form S-8 (File No. 333-220391) – World Acceptance Corporation 2017 Stock Incentive Plan

We have acted as counsel to World Acceptance Corporation, a South Carolina corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 370,000 shares of the Company’s common stock, no par value per share (the “Shares”), which may be issued by the Company upon the grant, exercise or settlement of awards under the World Acceptance Corporation 2017 Stock Incentive Plan (the “Plan”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion below, we have examined the Company’s Second Amended and Restated Articles of Incorporation, as amended, the Company’s Eighth Amended and Restated Bylaws, and records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we
Alston & Bird LLP         www.alston.com

Atlanta | Brussels | Century City | Charlotte | Chicago | Dallas | London | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C

June 6, 2025

do not express any opinion as to matters that might have been disclosed by independent verification.

This opinion is limited in all respects to the laws of the State of South Carolina, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion letter is provided for use in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. This opinion letter is rendered as of the date hereof and we make no undertaking and expressly disclaim any duty to supplement or update the opinion rendered herein, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. We note specifically that the Shares may be issued from time to time hereafter, and our opinion is limited to the applicable laws, including the related rules and regulations, as in effect on the date hereof.

Based on the foregoing, it is our opinion that the Shares to be issued under the Plan are duly authorized, and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Alston & Bird LLP